Exhibit 10.7
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
WARRANT TO PURCHASE PREFERRED STOCK
OF
LENDINGCLUB CORPORATION
Issued on ______, 2008
Void on ______, 2013
     This certifies that in consideration of the sum of Two Hundred Thirty Three Dollars ($233.00) previously paid to LendingClub Corporation, a Delaware corporation (the “Company”), with principal offices at 440 North Wolfe Road, Sunnyvale, California 94085, receipt of which is hereby acknowledged, ___is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company, at any time or from time to time, on any business day on or after the date hereof and prior to 5:00 p.m., Pacific time, on ___, 2013 (the “Expiration Date”) or an earlier expiration of this Warrant as provided in Section 4 hereof, up to that number of shares of Warrant Stock (as defined below) as may be purchased for the amount equal to the product obtained by multiplying (i) ___% by (ii) the original principal amount payable under the Note (as defined below) (the “Maximum Purchase Amount”), at a price per share equal to $1.065 (the “Warrant Price”), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Warrant Price for the shares of Warrant Stock so purchased in lawful money of the United States. The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.
     This Warrant is issued in connection with the issuance of that certain Secured Promissory Note dated as of ___, 2008 (the “Note”), issued to the original holder of this Warrant.
     1. DEFINITIONS. The following definitions shall apply for purposes of this Warrant:
     1.1 “Change of Control” means (a) a merger or consolidation in which the Company is a constituent party, or a subsidiary of the Company is a constituent party, and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted or exchanged for shares of capital stock which represent, immediately following such merger or consolidation at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Section 1.1, all shares of the Company’s Common Stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation or upon conversion of convertible securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or (b) the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, except where such sale, lease, transfer or other disposition is to a wholly owned subsidiary of the Company.
     1.2 “Company” means the “Company” as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Warrant.
     1.3 “Holder” means any person who shall at the time be the registered holder of this Warrant.
     1.4 “Maturity Date” has the meaning set forth in the Note.
     1.5 “Purchase Amount” means, at a given time, an amount equal to the Maximum Purchase Amount less the aggregate amount previously paid to the Company for the purchase of Warrant Stock upon exercise of this Warrant.
     1.6 “Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.
     1.7 “Warrant Stock” means Series A Preferred Stock of the Company. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.
     2. EXERCISE.
     2.1 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, before the Expiration Date, for up to that number of shares of Warrant Stock that is obtained by dividing (a) the Maximum Purchase Amount by (b) the then effective Warrant Price, by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto duly executed by the Holder, and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Warrant Price or adjusted Warrant Price therefor, if applicable, as determined in accordance with the terms hereof.
     2.2 Form of Payment. Payment may be made by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to the Holder, or (iv) any combination of the foregoing.
     2.3 Partial Exercise. Upon a partial exercise of this Warrant: (i) the Purchase Amount immediately prior to such exercise shall be reduced by the aggregate amount paid to the Company upon such exercise of this Warrant, and (ii) this Warrant shall be surrendered by the Holder and replaced with a new Warrant of like tenor in which the Maximum Purchase Amount is the Purchase

Amount as so reduced. In no event may the cumulative aggregate purchase price paid to the Company upon all exercises of the Warrant exceed the Maximum Purchase Amount.
     2.4 No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares. If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Warrant Price.
     2.5 Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, the Holder shall execute the subscription form attached hereto as Exhibit 1, confirming and acknowledging that the representations and warranties of the Holder set forth in Section 8 of the Note are true and correct as of the date of exercise.
     2.6 Net Exercise Election. The Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion to the Company, with the net exercise election selected in the subscription form attached hereto duly executed by the Holder, into up to the number of shares of Warrant Stock that is obtained under the following formula:
X = Y (A-B)
A

Where	X	=	the number of shares of Warrant Stock to be issued to the Holder pursuant to this Section 2.6.

	Y	=	the Maximum Purchase Amount divided by the Warrant Price (at the date of such calculation).

	A	=	the fair market value of one share of Warrant Stock, as determined in good faith by the Company’s Board of Directors, as at the time the net exercise election is made pursuant to this Section 2.6.

	B	=	the Warrant Price (at the date of such calculation).
     The Company will promptly respond in writing to an inquiry by the Holder as to the then current fair market value of one share of Warrant Stock.
     For purposes of the above calculation, fair market value of one share of Warrant Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for the Company’s Common Stock at the time of such exercise, the fair market value per share shall be the product of (i) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value and (ii) the number of shares of Common Stock into which each share of Warrant Stock is convertible, if applicable, at the time of such exercise. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each share of Warrant Stock is convertible, if applicable, at the time of such exercise.
     3. ISSUANCE OF STOCK. Except as set forth in Section 4 below, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.
     4. EARLY EXPIRATION. This Warrant shall automatically expire and be of no further force and effect without any action by the Holder immediately prior to the earliest of the following: (i) the effective date of a Change of Control, (ii) the effective date of the Initial Public Offering, or (iii) the Maturity Date. If the Company proposes at any time to effect a Change of Control or the Initial Public Offering, the Company shall, at least twenty (20) days prior to the Change of Control or the effective date of the Initial Public Offering, mail to the Holder a notice specifying the date on which the Change of Control or the Initial Public Offering is anticipated to become effective.
     5. ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant first becomes exercisable and the date it is exercised.
     5.1 Adjustment for Stock Splits and Stock Dividends. The Warrant Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split or reverse stock split, or other similar event affecting the number of outstanding shares of Warrant Stock.
     5.2 Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Sections 5.1 or 5.3 hereof) or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).
     5.3 Adjustment for Reorganization, Consolidation, Merger. Except as provided in Section 4 above, in case of any recapitalization or reorganization of the Company after the date of this Warrant, or in case, after such date, the Company shall consolidate with or merge into another corporation, then, and in each such case, the Holder, upon the exercise of this Warrant (as provided in Section 2 hereof), at any time after the consummation of such recapitalization, reorganization, consolidation or merger, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such recapitalization, reorganization, consolidation or merger if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Warrant, and the successor or purchasing corporation in such reorganization, consolidation or merger (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger.
     5.4 Conversion of Stock. In case all the authorized Warrant Stock of the Company is converted, pursuant to the Company’s Certificate of Incorporation, into Common Stock or other securities or property, or the Warrant Stock otherwise ceases to exist, then, in such case, the Holder, upon exercise of this Warrant at any time after the date on which the Warrant Stock is so converted or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Warrant Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the “Former Number of Shares of Warrant Stock”), the stock and other securities and property which the Holder would have been entitled to receive upon the Termination Date if the Holder had exercised this Warrant with respect to the Former Number of Shares of Warrant Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Warrant).
     5.5 Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Warrant Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.
     5.6 No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.
     5.7 Reservation of Stock. If at any time the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.
     6. “MARKET STAND-OFF” AGREEMENT.
          (a) Holder hereby agrees that it shall not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the first underwritten public offering of the Company’s Common Stock to the general public that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”) under the Securities Act (the “IPO”), and ending on the date specified by the Company and the managing underwriter (the “Lock-Up Period”) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any capital stock or other securities of the Company held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The Lock-Up Period shall not exceed one hundred eighty (180) days, provided, however, that for the purpose of allowing the underwriters in the IPO to comply with NASD Rule 2711(f)(4), if (a) during the last seventeen (17) days of the Lock-Up Period the Company releases earnings results or material news or a material event relating to the Company occurs, or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, then in each such case, the Lock-Up Period may be extended past one hundred eighty (180) days until the expiration of the eighteen (18)-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable. The foregoing provisions of this Section 6 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 6 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. For purposes of this Section 6, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates.
     7. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.
     8. ATTORNEYS’ FEES. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys’ fees.
     9. TRANSFER. Neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion; provided, however, that this Warrant may be assigned, conveyed or transferred without the prior written consent of the Company to any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Holder. The rights and obligations of the Company and the Holder under this Warrant and the Purchase Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.
     10. GOVERNING LAW. This Warrant shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.
     11. HEADINGS. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.
     12. NOTICES. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party on the signature page hereto or, in the case of the Company, at 440 North Wolfe Road, Sunnyvale, California 94085, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties.
     13. AMENDMENT; WAIVER. This Warrant may be amended and provisions may be waived by the Company and the Holder only by a written agreement executed by the Company and the Holder.
     14. SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
     15. TERMS BINDING. By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first above written.

THE COMPANY: LENDINGCLUB CORPORATION
By:	______________________________

Name:	_______________________________

Title:	______________________________

AGREED AND ACKNOWLEDGED:

HOLDER:	HOLDER’S ADDRESS FOR NOTICE:

By:_________________________________	Street:_________________________________

Name:_______________________________	City/State/Zip:___________________________

Title:________________________________	Fax:___________________________________

EXHIBIT 1
FORM OF SUBSCRIPTION
(To be signed only upon exercise of Warrant)
To: LendingClub Corporation (the “Company”)
     (1) The undersigned Holder hereby elects to:
     ☐ purchase ___shares of ___Stock of the Company (the “Warrant Stock”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full; or
     ☐ convert the Warrant into shares of Warrant Stock by net exercise election pursuant to Section 2.6 of the Warrant. This conversion is exercised with respect to ___shares of ___Stock of the Company (the “Warrant Stock”) covered by the Warrant.
     (2) In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in Section 8 of the Note (as defined in the Warrant) as they apply to the undersigned Holder continue to be true and correct as of this date and agrees to comply with the covenants of Holder set forth in Section 8.8 of the Note.
     (3) Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below:

(Name)

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

(Date)